UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2023

SVB Financial Group

(Exact Name of Registrant as Specified In Its Charter)

Delaware	001-39154	91-1962278
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3003 Tasman Drive

Santa Clara, California 95054-1191

(Address of principal executive offices) (Zip Code)

(408) 654-7400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SIVB	The Nasdaq Stock Market LLC
Depositary Shares, each representing a 1/40th interest in a share of 5.250% Fixed Rate Non- Cumulative Perpetual Preferred Stock, Series A	SIVBP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

On March 8, 2023, SVB Financial Group (the “Registrant”) announced a proposed public offering of $1.25 billion of common stock, par value $0.001 per share (“Common Stock”), and a separate proposed public offering of $500 million of depositary shares (“Depositary Shares”), each representing a 1/20th interest in a share of its Series F Mandatory Convertible Preferred Stock, liquidation preference $1,000 per share and par value $0.001 per share (together, the “Offerings”). The Registrant also intends to grant the underwriters an option to purchase up to an additional 15% of each of the Offerings, solely to cover over-allotments in the case of the proposed offering of the Depositary Shares. The Offerings will not be cross-conditional, and will be conducted pursuant to the Registrant’s effective shelf registration statement filed with the Securities and Exchange Commission. A press release announcing the Offerings is attached hereto as Exhibit 99.1 and is incorporated herein by reference. In addition, prior to commencing the Offerings, the Registrant entered into a subscription agreement with General Atlantic, a leading global growth equity investor, to purchase $500 million of Common Stock at the public offering price in the offering of Common Stock in a separate private transaction. The subscription agreement with General Atlantic is contingent on the closing the Offering of Common Stock and is expected to close shortly thereafter.

In connection with the Offerings, the Registrant furnished a presentation containing a mid-quarter update for the quarter ending March 31, 2023 and an update on strategic actions, including the sale of substantially all of its AFS portfolio, and updated outlook, as well as a related investor letter. Attached hereto as Exhibit 99.2 is the mid-quarter update and Exhibit 99.3 is the investor letter which are incorporated herein by reference. The AFS portfolio sale, which was completed today, will result in an after-tax loss of approximately $1.8 billion in the first quarter.

The information in this Item 7.01 shall not be treated as “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933 or the Securities Act of 1934, except as expressly stated by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Registrant’s control. Forward-looking statements are statements that are not historical facts and generally can be identified by the use of such words as “becoming,” “may,” “will,” “should,” “could,” “would,” “predict,” “potential,” “continue,” “anticipate,” “believe,” “estimate,” “seek,” “expect,” “plan,” “intend,” the negative of such words or comparable terminology. Although SVB Financial Group believes that the expectations reflected in the Registrant’s forward-looking statements are reasonable, the Registrant has based these expectations on its current beliefs as well as its assumptions, and such expectations may not prove to be correct. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside the Registrant’s control. Forward-looking statements related to the Offerings and the Registrant’s actual results of operations and financial performance could differ significantly from those expressed in or implied by the Registrant’s forward-looking statements. The forward-looking statements included in this disclosure are made only as of the date of this disclosure. The Registrant does not intend, and undertakes no obligation, to update these forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description

99.1	Press Release of SVB Financial Group Announcing Commencement of Offerings, dated March 8, 2023

99.2	Strategic Actions / Q1’23 Mid-Quarter Update, dated March 8, 2023

99.3	Investor Letter, dated March 8, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SVB Financial Group
(Registrant)

Date: March 8, 2023	By:	/s/ Daniel Beck
	Name:	Daniel Beck
	Title:	Chief Financial Officer